UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2024
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 1, 2024, iRhythm Technologies, Inc. issued a press release regarding its financial results for the second quarter ended June 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
The information in this Item 2.02, including Exhibit 99.1 to this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)
On August 1, 2024, iRhythm Technologies, Inc. (the “Company”) announced that Brice Bobzien resigned from his position as Chief Financial Officer of the Company, and his employment with the Company, effective August 31, 2024 (the “Separation Date”). Mr. Bobzien’s resignation is not a result of any disagreement regarding the Company’s financial statements or disclosures. In connection with his resignation, Mr. Bobzien and the Company have entered into the Consulting Agreement (as defined below) pursuant to which Mr. Bobzien will assist with the transition of his role and consult for the Company as an executive advisor following the Separation Date through March 15, 2025.
In connection with his resignation, Mr. Bobzien and the Company entered into a separation and release agreement (the “Separation and Release Agreement”) and a consulting agreement (the “Consulting Agreement”) pursuant to which, if the Separation and Release Agreement becomes effective pursuant to its terms, Mr. Bobzien shall receive (i) his base salary and continued standard benefits through the Separation Date and (ii) a cash payment of $12,500, approximately equivalent to four months of COBRA premiums, and, additionally, Mr. Bobzien shall remain eligible to receive payment of his fiscal year 2024 cash incentive bonus (subject to the Company’s achievement of the applicable metrics, and prorated for his service during the fiscal year through August 31, 2024). During the term of the Consulting Agreement and in consideration of his services thereunder, Mr. Bobzien shall continue to vest in his outstanding restricted stock units granted February 27, 2023 and February 28, 2024 in accordance with their existing vesting schedules and subject to his continued service through each vesting date. Each of Mr. Bobzien’s other restricted stock units and performance restricted stock units will terminate and be forfeited on the Separation Date. Mr. Bobzien’s resignation and scheduled departure shall not entitle him to any payments or benefits under the Company’s Executive Change in Control and Severance Policy, and his participation thereunder shall cease on the Separation Date.
The foregoing summary of the Separation and Release Agreement and the Consulting Agreement (which is attached as Exhibit A to the Separation and Release Agreement) does not purport to be complete and is subject to, and qualified in its entirety by, the Separation and Release Agreement and the Consulting Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2024.
(c)
On July 31, 2024, the Board of Directors (the “Board”) of the Company appointed Daniel Wilson as the Company’s Chief Financial Officer and principal financial officer, effective as of August 31, 2024.
Mr. Wilson, age 42, has served as the Company’s Executive Vice President, Corporate Development and Investor Relations since April 2023 and previously served as Executive Vice President, Corporate Development, Corporate Strategy and Investor Relations from June 2019 to April 2023. Previously, he served as Director and Head of Business Development at Penumbra, Inc., a global healthcare company focused on innovative therapies. Prior to Penumbra, he held various positions at J.P. Morgan between August 2006 and May 2016, most recently as Executive Director in the Healthcare Investment Banking group focused on digital health, medical technology and emerging healthcare companies. Earlier in his career, he held various positions in Piper Sandler’s Healthcare Investment Banking group from August 2004 to August 2006. He started his career at KPMG as an Audit Associate from September 2003 to August 2004. Mr. Wilson has a B.S. in Business Administration from California Polytechnic State University at San Luis Obispo.
There is no arrangement or understanding between Mr. Wilson and any other persons, pursuant to which Mr. Wilson was selected as an officer, no family relationships among any of the Company’s directors or executive officers and Mr. Wilson, and Mr. Wilson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment as Chief Financial Officer, Mr. Wilson and the Company entered into an Amendment to Offer Letter dated August 1, 2024 (the “Amendment Letter”), which amends Mr. Wilson’s existing offer letter with the Company to reflect his promotion and updated compensation terms. Pursuant to the Amendment Letter, effective August 31, 2024 Mr. Wilson will receive an increased annual base salary of $425,000, will be eligible to earn an increased annual target bonus of 60% of his annual base salary and will continue to be eligible to participate in Company-sponsored benefits to the extent he complies with the eligibility requirements of each such benefit plan. In addition, the Amendment Letter provides for (i) a grant of restricted stock units with an approximate grant date fair value of $400,000 that will vest in equal installments annually over four years. Mr. Wilson will continue to be eligible to receive severance benefits pursuant to the terms of the Company’s Executive Change in Control and Severance Policy (the “Severance Policy”), with any benefit eligibility calculated by reference to the Tier 2 eligibility standard as set forth in the Severance Policy. The foregoing summary of the Amendment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the Amendment Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2024.
Mr. Wilson has also entered into the Company’s standard form of Indemnification Agreement. The form of the Indemnification Agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 23, 2016 and is incorporated by reference herein.
(e)
The information set forth above under 5.02(c) is hereby incorporated by reference into this Item 5.02(e).
Item 7.01 Regulation FD Disclosure.
On August 1, 2024, the Company issued a press release announcing the resignation of Mr. Bobzien and the appointment of Mr. Wilson as its Chief Financial Officer and principal financial officer, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.2. This information is furnished pursuant to Item 7.01 “Regulation FD Disclosure,” and shall not be deemed “filed” for purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the accompanying Exhibit 99.2 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by iRhythm Technologies, Inc., dated as of August 1, 2024
99.2	Press release issued by iRhythm Technologies, Inc., dated as of August 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: August 1, 2024	By:	/s/ Quentin S. Blackford
Quentin S. Blackford
Chief Executive Officer